Exhibit 99.1

FOR IMMEDIATE RELEASE

ESSEX RENTAL CORP. PROVIDES UPDATE ON COAST CRANE NEW EQUIPMENT DISTRIBUTION

BUFFALO GROVE, IL – February 18, 2011 – Essex Rental Corp. (Nasdaq: ESSX; ESSXW; ESSXU) ("Essex") today announced that its wholly owned subsidiary, Coast Crane Company (“Coast Crane”), has agreed to continue to serve as a new equipment dealer for certain Manitowoc products, consisting of Potain tower cranes, including the self-erecting and city hammerhead cranes, in the western US, Alaska, Hawaii and Guam.

Coast Crane will no longer serve as a distributor of new Manitowoc and Grove branded crawler and telescopic cranes, but will remain a National Key Account for all the Manitowoc Crane Group products which will allow Coast Crane to continue purchasing all new equipment for its rental fleet and parts directly from the manufacturer.  This structure is similar to the successful relationship that has existed between Essex Crane and the Manitowoc Crane Group for more than fifteen years.

Besides the Potain tower crane lines, Coast Crane will continue to act as a new equipment dealer for several other manufacturers, including Tadano, Mantis, Little Giant, Manitex, Lull and other lines currently represented.

Ron Schad, President and CEO of Essex Rental Corp., stated, "We are pleased to continue representing certain Manitowoc products, and expect to add additional manufacturers’ product lines and territories in the near-term based on discussions that we have had to date.  We consider our three core competencies to be new and used equipment distribution, a broad national offering of rental equipment, and service and parts support, and plan on aggressively building these primary business lines."

Mr. Schad continued, "Thus far, we are pleased with the Coast Crane acquisition.  We recently completed a comprehensive appraisal of Coast Crane’s assets and they were valued consistent with our purchase price.  Further, the acquisition has broadened our business prospects and we are excited by the many growth opportunities presenting themselves, as well as with Coast Crane’s exceptionally dedicated and knowledgeable employees.  These growth opportunities combined with improving asset utilization across our entire rental fleet will allow us to generate attractive returns for our shareholders."

About Essex Rental Corp.

Essex, through its subsidiaries, Essex Crane Rental Corp. and Coast Crane Company, is one of North America's largest providers of mobile cranes (including lattice-boom crawler cranes, truck cranes and rough terrain cranes), self-erecting cranes, stationary tower cranes, elevators and hoists, and other lifting equipment used in a wide array of construction projects. In addition, the Company provides product support including installation, maintenance, repair, and parts and services for equipment provided and other equipment used by its construction industry customers. With a fleet of over 1,000 cranes and other construction equipment and unparalleled customer service and support, Essex supplies a wide variety of innovative lifting solutions for construction projects related to power generation, petro-chemical, refineries, water treatment and purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial and residential construction.

About Coast Crane Company

Founded in 1970, Coast Crane Company has grown to become the market leader for innovative lifting solutions throughout Western North America, Alaska, Hawaii, Guam and the South Pacific. The Company provides both used and new equipment including rough terrain cranes, boom trucks, tower cranes, and other lifting equipment. Products are rented and sold through a regional network including 13 branch locations and covering over 3,000 customer accounts. Coast Crane enjoys strong working partnerships with the leading crane and lifting manufacturers in the U.S. and has a dedicated and unparalleled customer service and support team.

Some of the statements in this press release and other written and oral statements made from time to time by Essex, Coast and their respective representatives are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent and belief or current expectations of Essex, Coast and their respective management teams and may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek", the negative of these terms or other comparable terminology. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Essex's or Coast's expectations include, without limitation, the continued ability of Essex and Coast to successfully execute their respective business plans, the possibility of a change in demand for the products and services that Essex provides (through its subsidiary, Essex Crane) and that Coast provides, the failure to obtain Bankruptcy Court approval of the Coast acquisition, intense competition which may require us to lower prices or offer more favorable terms of sale, our reliance on third party suppliers, our indebtedness which could limit our operational and financial flexibility, global economic factors including interest rates, general economic conditions, geopolitical events and regulatory changes, our dependence on our management team and key personnel, as well as other relevant risks detailed in our Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission and available on our website, www.essexcrane.com. The factors listed here are not exhaustive. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Essex assumes no obligation to update or supplement forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results or financial conditions, or otherwise.

CONTACT:	-OR-	INVESTOR RELATIONS:
Essex Rental Corp.		The Equity Group Inc.
Martin Kroll		Melissa Dixon
Chief Financial Officer		Senior Account Executive
(847) 215-6502 / mkroll@essexcrane.com		(212) 836-9613 / mdixon@equityny.com
Devin Sullivan
Senior Vice President
(212) 836-9608 / dsullivan@equityny.com